Exhibit 10.32

Notice of Grant of Stock Options and Option Agreement	ROSS STORES, INC. ID: 94-1390387 4440 Rosewood Drive, Building 4 Pleasanton, CA 94588 (925) 965-4899 phone

[NAME]	Option Number:	[OPTION NUMBER]
4440 Rosewood Drive	Plan:	2004
Pleasanton, CA 94588	ID:	000000

Effective [DATE], you have been granted a(n) Non-Qualified Stock Option to buy [NUMBER] shares of ROSS STORES, INC. (the Company) stock at $[AMOUNT] per share.

The total option price of the shares granted is $[AMOUNT].

Shares in each period will become fully vested on the date shown.

Shares	Vest Type	Full Vest	Expiration

[SHARES]	Monthly	[DATE]	[DATE]
[SHARES]	Monthly	[DATE]	[DATE]
[SHARES]	Monthly	[DATE]	[DATE]
[SHARES]	Monthly	[DATE]	[DATE]

By your signature and the Company’s signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Company’s Stock Option Plan as amended and the Option Agreement, all of which are attached and made a part of this document.

ROSS STORES, INC.	Date

[NAME]	Date

Date:  [DATE]
Time:   [TIME]

ROSS STORES, INC.
STOCK OPTION AGREEMENT

          Ross Stores, Inc. has granted to the Participant named in the Notice of Grant (the “Grant Notice”) to which this Stock Option Agreement (the “Option Agreement”) is attached an Option (the “Option”) to purchase certain shares of Stock upon the terms and conditions set forth in the Grant Notice and this Option Agreement.  The Option has been granted pursuant to the Ross Stores, Inc. 2004 Equity Incentive Plan (the “Plan”), as amended to the Grant Date, the provisions of which are incorporated herein by reference.  By signing the Grant Notice, the Participant: (a) acknowledges receipt of and represents that the Participant has read and is familiar with the Grant Notice, this Option Agreement, the Plan and a prospectus for the Plan in the form most recently registered with the Securities and Exchange Commission (the “Plan Prospectus”), (b) accepts the Option subject to all of the terms and conditions of the Grant Notice, this Option Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Grant Notice, this Option Agreement or the Plan.

          1.     DEFINITIONS AND CONSTRUCTION.

                  1.1     Definitions.  Unless otherwise defined herein, capitalized terms shall have the meanings assigned in the Grant Notice or the Plan.  Wherever used herein, the following terms shall have their respective meanings set forth below:

                            (a)      “Cause” means, unless otherwise defined by a contract of employment or service between the Participant and a Participating Company, any of the following: (i) the Participant’s theft, dishonesty, or falsification of any Participating Company documents or records; (ii) the Participant’s improper use or disclosure of a Participating Company’s confidential or proprietary information; (iii) any action by the Participant which has a detrimental effect on a Participating Company’s reputation or business; (iv) the Participant’s failure or inability to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure or inability; (v) any material breach by the Participant of any employment agreement between the Participant and a Participating Company, which breach is not cured pursuant to the terms of such agreement; or (vi) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act which impairs the Participant’s ability to perform his or her duties with a Participating Company.

                            (b)     “Option Price” means the Option Price as set forth in the Grant Notice and as adjusted from time to time pursuant to Section 9.

                            (c)     “Number of Option Shares” means the Number of Shares Granted as set forth in the Grant Notice and as adjusted from time to time pursuant to Section 9.

                            (d)     “Vested Shares” means, on any relevant date, that portion of the Number of Option Shares which has cumulatively become vested in accordance with the vesting schedule set forth in the Grant Notice.  Provided that the Participant’s Service has not terminated prior to the relevant vesting date described in the Grant Notice, a portion of the Number of Option Shares will become Vested Shares at the applicable periodic rate set forth in the Grant Notice.

                  1.2     Construction.  Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Option Agreement.  Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

          2.     TAX STATUS OF OPTION.

                  This Option is intended to be a Nonstatutory Stock Option and shall not be treated as an incentive stock option within the meaning of Section 422(b) of the Code.

          3.     ADMINISTRATION.

                  All questions of interpretation concerning this Option Agreement shall be determined by the Committee.  All determinations by the Committee shall be final and binding upon all persons having an interest in the Option.  Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, or election.

          4.     EXERCISE OF THE OPTION.

                  4.1     Right to Exercise.  Except as otherwise provided herein, the Option shall be exercisable on and after the Grant Date and prior to the termination of the Option (as provided in Section 6) in an amount not to exceed the number of Vested Shares less the number of shares previously acquired upon exercise of the Option.  In no event shall the Option be exercisable for more shares than the Number of Option Shares.

                  4.2     Method of Exercise.  Exercise of the Option shall be by means of electronic or written notice (the “ExerciseNotice”) in a form authorized by the Company.  An electronic Exercise Notice must be digitally signed or authenticated by the Participant in such manner as required by the notice and transmitted to the Chief Financial Officer of the Company or other authorized representative of the Company (including a third-party administrator designated by the Company).  In the event that the Participant is not authorized or is unable to provide an electronic Exercise Notice, the Option shall be exercised by a written Exercise Notice addressed to the Company, which shall be signed by the Participant and delivered in person, by certified or registered mail, return receipt requested, by confirmed facsimile transmission, or by such other means as the Company may permit, to the Chief Financial Officer of the Company, or other authorized representative of the Company (including a third-party administrator designated by the Company).  Each Exercise Notice, whether electronic or written, must state the Participant’s election to exercise the Option, the number of whole shares of Stock for which the Option is being exercised and such other representations and agreements as to the Participant’s investment intent with respect to such shares as may be required pursuant to the provisions of this Option Agreement.  Further, each Exercise Notice must be received by the Company prior to the termination of the Option as set forth in Section 6 and must be accompanied by full payment of the aggregate Option Price for the number of shares of Stock being purchased.  The Option shall be deemed to be exercised upon receipt by the Company of such electronic or written Exercise Notice and the aggregate Option Price.

                  4.3     Payment of Option Price.

                            (a)     Forms of Consideration Authorized.  Except as otherwise provided below, payment of the aggregate Option Price for the number of shares of Stock for which the Option is being exercised shall be made (i) in cash or by check, (ii) if permitted by the Company, by tender to the Company, or attestation to the ownership, of whole shares of Stock owned by the Participant having a Fair Market Value not less than the aggregate Option Price, (iii) by means of a Cashless Exercise, as defined in Section 4.3(b), or (iv) by any combination of the foregoing.

                            (b)     Limitations on Forms of Consideration.

                                       (i)     Tender of Stock.  Notwithstanding the foregoing, the Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.  If required by the Company, the Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Participant for more than six (6) months or such other period, if any, required by the Company (and not used for another option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.

                                        (ii)     Cashless Exercise.  A “Cashless Exercise” means the delivery of a properly executed notice together with irrevocable instructions to a broker in a form acceptable to the Company providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares of Stock acquired upon the exercise of the Option pursuant to a program or procedure approved by the Company (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System).  The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any such program or procedure, including with respect to the Participant notwithstanding that such program or procedures may be available to others.

                    4.4     Tax Withholding.  At the time the Option is exercised, in whole or in part, or at any time thereafter as requested by the Company, the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for (including by means of a Cashless Exercise to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Participating Company Group, if any, which arise in connection with the Option.  The Company shall have no obligation to deliver shares of Stock until the tax withholding obligations of the Participating Company Group have been satisfied by the Participant.

                    4.5     Beneficial Ownership of Shares; Certificate Registration.  The Participant hereby authorizes the Company, in its sole discretion, to deposit for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice any or all shares acquired by the Participant pursuant to the exercise of the Option.  Except as provided by the preceding sentence, a certificate for the shares as to which the Option is exercised shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.

                    4.6     Restrictions on Grant of the Option and Issuance of Shares.  The grant of the Option and the issuance of shares of Stock upon exercise of the Option shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities.  The Option may not be exercised if the issuance of shares of Stock upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed.  In addition, the Option may not be exercised unless (i) a registration statement under the Securities Act shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option or (ii) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act.  THE PARTICIPANT IS CAUTIONED THAT THE OPTION MAY NOT BE EXERCISED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED.  ACCORDINGLY, THE PARTICIPANT MAY NOT BE ABLE TO EXERCISE THE OPTION WHEN DESIRED EVEN THOUGH THE OPTION IS VESTED.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Option shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.  As a condition to the exercise of the Option, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

                    4.7     Fractional Shares.  The Company shall not be required to issue fractional shares upon the exercise of the Option.

          5.     TRANSFERABILITY OF THE OPTION.

                  5.1     Except as provided in Section 5.2, the Option may be exercised during the lifetime of the Participant only by the Participant or the Participant’s guardian or legal representative and may not be assigned or transferred in any manner except by will or by the laws of descent and distribution.  Following the death of the Participant, the Option, to the extent provided in Section 7, may be exercised by the Participant’s legal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

                    5.2     With the consent of the Committee and subject to any conditions or restrictions as the Committee may impose, in its discretion, the Participant may transfer during the Participant’s lifetime and prior to the Participant’s termination of Service all or any portion of the Option to one or more of such persons (each a “Permitted Transferee”) as permitted in accordance with the applicable limitations, if any, described in the General Instructions to the Form S-8 Registration Statement under the Securities Act.  No transfer or purported transfer of the Option shall be effective unless and until: (i) the Participant has delivered to the Company a written request describing the terms and conditions of the proposed transfer in such form as the Company may require, (ii) the Participant has made adequate provision, in the sole determination of the Company, for satisfaction of the tax withholding obligations of the Participating Company Group as provided in Section 4.4 that may arise with respect to the transferred portion of the Option, (iii) the Committee has approved the requested transfer, and (iv) the Participant has delivered to the Company written documentation of the transfer in such form as the Company may require.  With respect to the transferred portion of the Option, all of the terms and conditions of the Grant Notice, this Option Agreement and the Plan shall apply to the Permitted Transferee and not to the original Participant, except for (i) the Participant’s rendering of Service, (ii) provision for the Participating Company Group’s tax withholding obligations, if any, and (iii) any subsequent transfer of the Option by the Permitted Transferee, which shall be prohibited except as provided in Section 5.1, unless otherwise permitted by the Committee, in its sole discretion.  The Company shall have no obligation to notify a Permitted Transferee of any expiration, termination, lapse or acceleration of the transferred Option, including, without limitation, an early termination of the transferred Option resulting from the termination of Service of the original Participant.  Exercise of the transferred Option by a Permitted Transferee shall be subject to compliance with all applicable federal, state and foreign securities laws; however, the Company shall have no obligation to register with any federal, state or foreign securities commission or agency such transferred Option or any shares that may be issuable upon the exercise of the transferred Option by the Permitted Transferee.

          6.    TERMINATION OF THE OPTION.

The Option shall terminate and may no longer be exercised after the first to occur of (a) the close of business on the Expiration Date, (b) the close of business on the last date for exercising the Option following termination of the Participant’s Service as described in Section 7, or (c) a Change in Control to the extent provided in Section 8.

          7.    EFFECT OF TERMINATION OF SERVICE.

                 7.1     Option Exercisability.

                           (a)     Disability.  If the Participant’s Service terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s legal representative) at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated, but in any event no later than the Expiration Date.

                           (b)     Death.  If the Participant’s Service terminates because of the death of the Participant, the Option, to the extent unexercised and exercisable on the date on which the Participant’s Service terminated, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated, but in any event no later than the Expiration Date.  The Participant’s Service shall be deemed to have terminated on account of death if the Participant dies within three (3) months after the Participant’s termination of Service.

                            (c)     Termination for Cause. Notwithstanding any other provision of this Option Agreement, if the Participant’s Service is terminated for Cause, the Option, to the extent unexercised and exercisable by the Participant on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of three (3) months after the date on which the Participant’s Service terminated, but in any event no later than the Expiration Date.

                            (d)     Other Termination of Service..  If the Participant’s Service terminates for any reason, except Disability, death or Cause, the Option, to the extent unexercised and exercisable by the Participant on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of three (3) months after the date on which the Participant’s Service terminated or, if the Participant was an Employee, that number of months after the date of the Participant’s termination of Service as determined in accordance with the following table, but in any event no later than the Expiration Date.

Years of Service Prior to Termination	Employee Position Held Immediately Prior to Termination of Service

	Vice President or Higher	Below Vice President but at least Director	All Others

Less than 5	6 months	4 months	3 months
At least 5 but less than 10	8 months	6 months	4 months
10 or more	12 months	8 months	6 months

                    7.2     Extension if Exercise Prevented by Law.  Notwithstanding the foregoing other than termination of the Participant’s Service for Cause, if the exercise of the Option within the applicable time periods set forth in Section 7.1 is prevented by the provisions of Section 4.6, the Option shall remain exercisable until three (3) months after the date the Participant is notified by the Company that the Option is exercisable, but in any event no later than the Expiration Date.

                    7.3     Extension if Participant Subject to Section 16(b).  Notwithstanding the foregoing other than termination of the Participant’s Service for Cause, if a sale within the applicable time periods set forth in Section 7.1 of shares acquired upon the exercise of the Option would subject the Participant to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Participant would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Participant’s termination of Service, or (iii) the Expiration Date.

          8.     CHANGE IN CONTROL.

                  8.1     Effect of Change in Control on Option.  In the event of a Change in Control, the Committee, in its discretion, shall either (a) arrange for the surviving, continuing, successor, or purchasing entity or parent thereof, as the case may be (the “Acquiror”), to either assume the Company’s rights and obligations under the Option or substitute for the Option a substantially equivalent option for the Acquiror’s stock, or (b) provide that any unexercised portion of the Option shall be immediately exercisable and vested in full as of a date prior to the Change in Control specified by the Committee provided that the Participant’s Service has not terminated prior to such date.  Any exercise of the Option that was permissible solely by reason of this Section 8.1 shall be conditioned upon the consummation of the Change in Control.  The Option shall terminate and cease to be outstanding effective as of the date of the Change in Control to the extent that the Option is neither assumed by the Acquiror in connection with the Change in Control nor exercised as of the date of the Change in Control.

                  8.2     Federal Excise Tax Under Section 4999 of the Code.

                            (a)     Excess Parachute Payment.  In the event that any acceleration of vesting pursuant to this Option Agreement and any other payment or benefit received or to be received by the Participant would subject the Participant to any excise tax pursuant to Section 4999 of the Code due to the characterization of such acceleration of vesting, payment or benefit as an excess parachute payment under Section 280G of the Code, the Participant may elect, in his or her sole discretion, to reduce the amount of any acceleration of vesting called for under this Option Agreement in order to avoid such characterization.

                            (b)     Determination by Independent Accountants.  To aid the Participant in making any election called for under Section 8.2(a), upon the occurrence of any event that might reasonably be anticipated to give rise to acceleration of vesting under Section 8.1 (an “Event”), the Company shall promptly request a determination in writing by independent public accountants selected by the Company (the “Accountants”).  Unless the Company and the Participant otherwise agree in writing, the Accountants shall determine and report to the Company and the Participant within twenty (20) days of the date of the Event the amount of such acceleration of vesting, payments and benefits which would produce the greatest after-tax benefit to the Participant.  For the purposes of such determination, the Accountants may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code.  The Company and the Participant shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make their required determination.  The Company shall bear all fees and expenses the Accountants may reasonably charge in connection with their services contemplated by this Section 8.2(b).

          9.     ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE.

                  Subject to any required action by the stockholders of the Company, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate adjustments shall be made in the number, Option Price and class of shares of stock subject to the Option.  For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.”  Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number, and in no event may the Option Price be decreased to an amount less than the par value, if any, of the stock subject to the Option.  The Committee in its sole discretion, may also make such adjustments in the terms of the Option to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate.  The adjustments determined by the Committee pursuant to this Section shall be final, binding and conclusive.

          10.    RIGHTS AS A STOCKHOLDER, EMPLOYEE, CONSULTANT OR DIRECTOR.

                  The Participant shall have no rights as a stockholder with respect to any shares covered by the Option until the date of the issuance of the shares for which the Option has been exercised (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the shares are issued, except as provided in Section 9.  If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between a Participating Company and the Participant, the Participant’s employment is “at will” and is for no specified term.  Nothing in this Option Agreement shall confer upon the Participant any right to continue in the Service of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Participant’s Service as an Employee, Consultant or Director, as the case may be, at any time.

          11.    LEGENDS.

                  The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of stock subject to the provisions of this Option Agreement.  The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to the Option in the possession of the Participant in order to carry out the provisions of this Section.

          12.     MISCELLANEOUS PROVISIONS.

                    12.1     Termination or Amendment.  The Board or Committee may terminate or amend the Plan or the Option at any time; provided, however, that except as provided in Section 8.1 in connection with a Change in Control, no such termination or amendment may adversely affect the Option or any unexercised portion hereof without the consent of the Participant unless such termination or amendment is necessary to comply with any applicable law or government regulation.  No amendment or addition to this Option Agreement shall be effective unless in writing.

                    12.2     Further Instruments.  The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Option Agreement.

                    12.3     Binding Effect.  Subject to the restrictions on transfer set forth herein, this Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

                    12.4     Delivery of Documents and Notices.  Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Option Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by a Participating Company, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address shown below that party’s signature to the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.

                                (a)     Description of Electronic Delivery.  The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this Option Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically.  In addition, the Participant may deliver electronically the Exercise Notice called for by Section 4.2 to the Company or to such third party involved in administering the Plan as the Company may designate from time to time.  Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

                               (b)     Consent to Electronic Delivery.  The Participant acknowledges that the Participant has read Section 12.4(a) of this Option Agreement and consents to the electronic delivery of the Plan documents and the delivery of the Exercise Notice, as described in Section 12.4(a).  The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Chief Financial Officer of the Company by telephone or in writing.  The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails.  Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails.  The Participant may revoke his or her consent to the electronic delivery of documents described in Section 12.4(a) or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail.  Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 12.4(a).

                    12.5     Integrated Agreement.  The Grant Notice, this Option Agreement and the Plan, together with any employment, service or other agreement between the Participant and a Participating Company referring to the Option, shall constitute the entire understanding and agreement of the Participant and the Participating Company Group with respect to the subject matter contained herein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Participating Company Group with respect to such subject matter.  To the extent contemplated herein, the provisions of the Grant Notice, the Option Agreement and the Plan shall survive any exercise of the Option and shall remain in full force and effect.

                    12.6     Applicable Law.  This Option Agreement shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California.

                    12.7      Counterparts.  The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Participant Name:

Date:

ROSS STORES, INC.
NONSTATUTORY STOCK OPTION EXERCISE NOTICE

Ross Stores, Inc.
Attention: Chief Financial Officer
4440 Rosewood Drive
Pleasanton, CA 94588-3050

Ladies and Gentlemen:

          1.     Option.  I was granted a nonstatutory stock option (the “Option”) to purchase shares of the common stock (the “Shares”) of Ross Stores, Inc. (the “Company”) pursuant to the Company’s 2004 Equity Incentive Plan (the “Plan”), my Notice of Grant (the “Grant Notice”) and my Stock Option Agreement (the “Option Agreement”) as follows:

Option Number:

Grant Date:

Number of Option Shares:

Option Price per Share:	$

          2.     Exercise of Option.  I hereby elect to exercise the Option to purchase the following number of Shares, all of which are Vested Shares in accordance with the Grant Notice and the Option Agreement:

Total Shares Purchased:

Total Option Price (Total Shares X Option Price per Share)	$

          3.     Payments.  I enclose payment in full of the total Option Price for the Shares in the following form(s), as authorized by my Option Agreement:

☐ Cash:	$

☐ Check:	$

☐ Tender of Company Stock:	Contact Plan Administrator

☐ Cashless Exercise (same-day sale):	Contact Plan Administrator

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          4.     Tax Withholding.  I authorize payroll withholding and otherwise will make adequate provision for the federal, state, local and foreign tax withholding obligations of the Company, if any, in connection with the Option.  I enclose payment in full of my withholding taxes, if any, as follows:

(Contact Plan Administrator for amount of tax due.)

☐ Cash:	$

☐ Check:	$

          5.     Participant Information.

My address is:

My Social Security Number is:

          I understand that I am purchasing the Shares pursuant to the terms of the Grant Notice and my Option Agreement, copies of which I have received and carefully read and understand.

Very truly yours,

(Signature)

Receipt of the above is hereby acknowledged.

ROSS STORES, INC.

By:

Title:

Dated:

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